--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                            ------------------------

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to Section240.14a-11(c) or Section240.14a-12
                            ------------------------

                              NFO WORLDWIDE, INC.
                (Name of Registrant as Specified in its Charter)

                              NFO WORLDWIDE, INC.
                   (Name of Person(s) Filing Proxy Statement)
                            ------------------------

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration No.:

   3) Filing Party:

   4) Date Filed:

------------------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              NFO WORLDWIDE, INC.

                                2 Pickwick Plaza
                          Greenwich, Connecticut 06830

        ----------------------------------------------------------------

                                   NOTICE OF
                                 ANNUAL MEETING
                                      AND
                                PROXY STATEMENT

                         -----------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                  May 13, 1998

                              NFO WORLDWIDE, INC.

                                  2 Pickwick Plaza
                          Greenwich, Connecticut 06830
                            ------------------------

                 Notice of 1998 Annual Meeting of Stockholders
                            ------------------------

To the Stockholders of NFO Worldwide, Inc.:

    NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders of NFO Worldwide, Inc. will be held at Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut, on Wednesday, the 13th day of May, 1998 at 10:00 a.m. (Eastern Daylight Time), for the following purposes:

        (1) To elect five directors to serve for a term of one year expiring at the annual meeting to be held in 1999;

        (2) To consider and act upon a proposal to amend the NFO Worldwide, Inc. Stock Option Plan to increase the number of shares of Common Stock reserved for issuance under the Stock Option Plan to 4,677,250 shares;

        (3) To consider and act upon a proposal to ratify the appointment of Arthur Andersen LLP as independent accountants of the Company for calendar year 1998; and

        (4) To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

    Only stockholders of record at the close of business on March 20, 1998 will be entitled to notice of, and to vote at, the meeting.

                                          By order of the Board of Directors,

                                          Patrick G. Healy
                                          Secretary

Greenwich, Connecticut
April 13, 1998

    A PROXY FOR THE MEETING AND A PROXY STATEMENT ARE ENCLOSED HEREWITH. YOU ARE REQUESTED TO FILL IN AND SIGN THE ENCLOSED FORM OF PROXY, WHICH IS SOLICITED BY THE COMPANY'S BOARD OF DIRECTORS, AND TO MAIL IT PROMPTLY. STOCKHOLDERS WHO EXECUTE PROXIES RETAIN NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS THE RIGHT TO REVOKE THEM AT ANY TIME BEFORE THEY ARE VOTED.

                              NFO WORLDWIDE, INC.

                                PROXY STATEMENT

    The 1998 Annual Meeting of Stockholders of NFO Worldwide, Inc. (formerly known as NFO Research, Inc.) (the "Company") will be held on May 13, 1998 (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of 1998 Annual Meeting of Stockholders. This statement and the accompanying proxy, which are first being sent to stockholders on or about April 13, 1998, are furnished in connection with the solicitation by the Board of Directors of proxies to be used at such meeting and at any adjournment thereof. If a proxy in the accompanying form is duly executed and returned, the shares represented thereby will be voted in accordance with the recommendations of the Board of Directors. The proxy nevertheless may be revoked prior to its exercise by delivering written notice of revocation to the Secretary of the Company, by executing a later dated proxy or by attending the meeting and voting in person.

    The Board of Directors of the Company has fixed the close of business on March 20, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). As of the Record Date, the Company had outstanding 20,906,153 shares of Common Stock, par value $.01 per share (the "Common Stock"), which constitutes the only class of voting securities of the Company. Each share of Common Stock is entitled to one vote at the Annual Meeting. All references in this Proxy Statement to amounts of shares of Common Stock reflect the Company's three for two stock split effected on October 15, 1997 (the "1997 Stock Split").

                       NOMINEES FOR ELECTION AS DIRECTORS

    The Board of Directors currently consists of five members. It is intended that the proxies in the accompanying form will be voted at the meeting for the election to the Board of Directors of the named nominees, William E. Lipner, Steven J. Gilbert, Walter A. Forbes, Edmund A. Hajim and John Sculley, all of whom currently serve as directors.

    The Board of Directors has no reason to believe that any of such nominees will be unable or unwilling to serve as a director if elected, but if any nominee should be unable or for good cause unwilling to serve, the shares represented by proxies solicited by the Board of Directors will be voted for the election of such other person for the office of director as the Board of Directors may recommend in place of such nominee.

    Set forth below are each nominee's name, age, principal occupation, position with the Company, period of service as a director of the Company, membership on committees of the Board of Directors, and other directorships held.

                                                                                                                  DIRECTOR
                      NAME                            AGE                          POSITION                         SINCE
------------------------------------------------      ---      ------------------------------------------------  -----------
William E. Lipner(1)............................          50   Chairman of the Board, President, Chief                 1991
                                                               Executive Officer and Director
Steven J. Gilbert(1)(3)(4)......................          51   Director                                                1991
Walter A. Forbes(1)(2)(3)(4)....................          55   Director                                                1991
Edmund A. Hajim(2)(3)(4)........................          61   Director                                                1992
John Sculley(2).................................          59   Director                                                1994

------------------------

(1) Member of the Executive Committee

(2) Member of the Audit Committee

(3) Member of the Compensation Committee

(4) Member of the Nominating Committee

    Mr. Lipner has been with the Company or its predecessor, National Family Opinion, Inc. (the "Predecessor") for over 20 years, serving as its President and Chief Executive Officer since July 1982 and as Chairman of the Board of Directors since February 1993. Mr. Lipner has been a director of the Company since its organization in September 1991.

    Mr. Gilbert has been a director of the Company since its organization in September 1991 and served as the Chairman of the Board of Directors from September 1991 to February 1993 and as Vice Chairman of the Board of Directors from February 1993 to March 1998. Mr. Gilbert was the Managing General Partner of Soros Capital L.P., an investment firm, from 1992 to 1997. He has also been the Managing Director of Commonwealth Capital Partners, L.P., a private equity investment fund, since 1988, and presently is Chairman of Gilbert Global Equity Partners, L.P., an investment firm. Mr. Gilbert was the Managing General Partner of Chemical Venture Partners, a venture capital firm, from 1984 to 1988. Mr. Gilbert is also a director of Veritas-DGC, Inc., a marine seismic company, UroMed Corporation, a medical device manufacturer, GTS-Duratek, Inc., a hazardous waste conversion company, ESAT Telecom Holdings, an Irish telecommunications company and Sydney Harbour Casino Holdings, Ltd., an Australian casino operator.

    Mr. Forbes has been a director of the Company since its organization in September 1991. Mr. Forbes was the Chairman and Chief Executive Office of Cendant Corporation (formerly CUC International Inc.), an interactive electronic consumer services company, from 1988 through December 1997. Since December 1997, Mr. Forbes has been the Chairman of Cendant Corporation.

    Mr. Hajim has been a director of the Company since February 1992. For more than five years, Mr. Hajim has been the Chairman and Chief Executive Officer of Furman Selz LLC, an investment banking, brokerage and money management firm. Mr. Hajim is also a director of Tosco Corporation, a refiner and marketer of petroleum products and a manufacturer and distributor of fertilizer products.

    Mr. Sculley joined the Board of Directors in October 1994. Mr. Sculley is a partner in the investment firm of Sculley Brothers LLC. From 1983 to 1993, Mr. Sculley was the Chairman and Chief Executive Officer of Apple Computer, Inc. For five months (from October 1993 to February 1994), Mr. Sculley was the Chairman and Chief Executive Officer of Spectrum Information Technologies, Inc. ("Spectrum"). On January 26, 1995, Spectrum together with three of its four operating subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of New York. Mr. Sculley is a co-founder of Sirius Thinking Ltd., a children's educational entertainment company. He is also Chairman of Live Picture Inc. ("LivePicture"), a digital photographic software technology and applications company and a director of LiveWorld Productions, Inc. ("LiveWorld"), an on-line community programming management and distribution company.

BOARD OF DIRECTORS AND COMMITTEES

    The business of the Company is managed under the direction of the Board of Directors. The Board of Directors has established four principal committees, whose primary functions are briefly described below. During 1997, the Board of Directors met or acted by written consent eight times. Each director attended at least 75% of the total number of meetings held during 1997 while he was a member of the Board of Directors, including meetings of committees of which the director is a member.

    The Audit Committee is presently composed of Messrs. Forbes, Hajim and Sculley. The Audit Committee's functions include recommending to the Board of Directors the appointment of independent public accountants for the Company, subject to the approval of the stockholders, discussing and reviewing the scope and the fees of the prospective annual audit and reviewing the results thereof with the independent accountants, reviewing compliance with existing major accounting and financial policies of the Company, reviewing the adequacy of the financial organization of the Company, and considering comments by the independent accountants regarding internal controls and accounting procedures and management's response to those comments. In 1997, the committee held one meeting and acted by written consent once.

    The Executive Committee is composed of Messrs. Lipner, Gilbert and Forbes. The principal functions of the Executive Committee include exercising the powers of the Board of Directors during intervals between Board meetings and acting as an advisory body to the Board of Directors by reviewing various matters prior to their submission to the Board of Directors. The committee did not meet during 1997.

    The Compensation Committee is composed of Messrs. Forbes, Gilbert and Hajim. The functions of the Compensation Committee include reviewing and making recommendations to the Board of Directors regarding salaries, compensation and benefits of executive officers and key employees of the company. In 1997, the committee held two meetings and acted by written consent once. A subcommittee of the Compensation Committee, the Stock Option Committee, has been established by the Board of Directors. The Stock Option Committee is presently composed of Messrs. Forbes and Hajim and is responsible for administering the NFO Worldwide, Inc. Stock Option Plan.

    The Nominating Committee is composed of Messrs. Gilbert, Forbes and Hajim. Its principal function is to consider and nominate persons for election to the Board of Directors. The committee acted by written consent once in 1997. The Nominating Committee may consider nominees recommended by stockholders. In order for the Nominating Committee to do so, written notice must be given and received by the Secretary of the Company at the principal executive office of the Company no later than 60 days prior to the anniversary date of the immediately preceding annual meeting. Such notice shall set forth (i) the name and address of the nominee; (ii) any arrangements or understandings between the stockholder and the nominee or any third party with respect to the nomination; (iii) any other information required to be included in a proxy statement pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (iv) the consent of the nominee to serve as a director if so selected.

EXECUTIVE OFFICERS

    In addition to Mr. Lipner, the Company's executive officers are as follows:

                        NAME                               AGE                              TITLE
-----------------------------------------------------      ---      -----------------------------------------------------
Allen R. DeCotiis....................................          44   President -- Financial Services, Travel & Leisure and
                                                                    International Operations
Charles B. Hamlin....................................          51   President -- Interactive/High Technology and
                                                                    Telecommunications
Patrick G. Healy.....................................          42   President -- Corporate Products/Systems Development
                                                                    and Chief Financial Officer
Joseph M. Migliara...................................          53   President -- Healthcare and Consumer Packaged Goods
Richard A Spitzer....................................          53   Executive Vice President -- Corporate
                                                                    Products/Systems Development

    Mr. DeCotiis became the Company's President -- Financial Services, Travel & Leisure and International Operations in September 1997. Mr. DeCotiis joined the Company upon the acquisition of Payment Systems, Inc. ("PSI") in January 1994. Mr. DeCotiis began his career at PSI in 1982 as Vice President, was promoted to President in 1986 and remained in that position until his recent promotion to the Office of the President of the Company.

    Mr. Hamlin joined the Company as its Executive Vice President -- Interactive Business Development in February 1996 and assumed his current position in September 1997. From 1994 to 1996, he was Vice President of Marketing for Lotus Development Corporation, a computer software company. From 1992 to 1994, Mr. Hamlin was Corporate Vice President of the Harvard Business School Publishing Company. Prior to that he served in various capacities with Mercer Management Consulting (formerly Temple Barker and Sloane/Strategic Planning Associates) from 1978 to 1992, most recently as Senior Partner.

    Mr. Healy joined the Company as its Executive Vice President --Finance and Chief Financial Officer in November 1993. He was Executive Vice President and Chief Financial Officer of The Interep Radio Store, a national radio advertising sales firm, for the previous nine years. From 1983 to 1984, Mr. Healy was Assistant Controller of Scali, McCabe, Sloves, Inc., and from 1977 to 1983, Mr. Healy served in various capacities with Arthur Andersen LLP, an independent public accounting firm, lastly as an Audit Manager. Mr. Healy is a certified public accountant. Mr. Healy has served as the Company's President -- Corporate Products/Systems Development and Chief Financial Officer since September 1997 and as the Company's Secretary since March 1998.

    Mr. Migliara became the Company's President -- Healthcare and Consumer Packaged Goods in September 1997. Mr. Migliara joined the Company upon the acquisition of Migliara/Kaplan Associates, Inc. ("M/K") in January 1996. In 1980, Mr. Migliara co-founded M/K and was President and Chief Executive Officer from 1980 through 1995. Prior to starting M/K he was employed at Becton-Dickinson, most recently as Director of Marketing.

    Mr. Spitzer has been with the Company or its Predecessor since June 1985 and served as its Executive Vice President -- Operations from May 1987 to September 1997. Mr. Spitzer has served as the Company's Executive Vice President -- Corporate Products/Systems Development since September 1997.

NFO WORLDWIDE INC. STOCK OPTION PLAN

    PROPOSED AMENDMENT TO STOCK OPTION PLAN

    The NFO Worldwide, Inc. Stock Option Plan (the "Employees' Stock Option Plan") was adopted by the Board of Directors of the Company on February 23, 1993 and approved by the stockholders of the Company on March 15, 1993. The Employees' Stock Option Plan provides for the grant of "non-qualified" options to purchase shares of Common Stock, that is, options that are not intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

    The Board of Directors recommends that the stockholders approve the amendment of the Employees' Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder to 4,677,250. The number of shares of Common Stock reserved for issuance under the Employees' Stock Option Plan is currently 2,812,500 shares, and the Board of Directors has determined that such number of shares may be insufficient to permit the Compensation Committee to grant an appropriate number of options in future years. As of March 20, 1998, options with respect to an aggregate of 395,239 shares of Common Stock are available for grants under the Employees' Stock Option Plan.

    DESCRIPTION OF STOCK OPTION PLAN

    The purpose of the Employee's Stock Option Plan is to secure for the Company and its stockholders the benefits arising from capital ownership by the key employees of the Company and its Subsidiaries (as defined in the Employee's Stock Option Plan) who will be responsible for its future growth and continued success. The Employees' Stock Option Plan provides that the Plan shall be administered by a committee (the "Committee") consisting of two or more directors who are appointed by, and may be removed by, the Board of Directors and, that in the absence of any such appointment or removal, the Committee shall consist of the Compensation Committee of the Board of Directors. The Employees' Stock Option Plan is currently administered by the Stock Option Committee, a subcommittee of the Compensation Committee of the Board of Directors. The Stock Option Committee members are appointed by and serve at the pleasure of the Board of Directors. The individuals eligible to participate in the Employees' Stock Option Plan are the key employees of the Company or its Subsidiaries, as determined and designated by the Compensation Committee from time to time. Directors who are also employees of the Company or a subsidiary of the Company are eligible to receive awards under the Employees' Stock Option Plan. The Committee determines which individuals will be granted options, the number of shares to be subject to options, and other terms and conditions applicable to the grants. As of March 20, 1998, 214 individuals held options granted under the Employees' Stock Option Plan.

    The exercise price of options granted under the Employees' Stock Option Plan may not be less than the fair market value (as defined in the Employees' Stock Option Plan) of the Common Stock on the date of grant. The closing price on March 20, 1998 of the Common Stock as reported on the New York Stock Exchange was $19.875. The Employees' Stock Option Plan provides that, at the time of a grant of an option, the Committee may require a participant to enter into an agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Employees' Stock Option Plan and to such additional terms and conditions as the Committee may in its sole discretion prescribe, provided that such terms and conditions are not inconsistent with the Employees' Stock Option Plan. The Committee's determinations under the Employees' Stock Option Plan are final and binding on all persons. Options granted under the Employees' Stock Option Plan generally become exercisable with respect to one-third of the shares subject thereto each year under a three-year vesting schedule. The expiration date of such options is determined by the Compensation Committee at the time of the grant, and shall be no later than the tenth anniversary date of the date on which the options are granted. If an option holder dies, his estate has three months to exercise his vested options. If he ceases to be an employee for any other reason, his options terminate on the date of such cessation unless the Compensation Committee permits exercise after such date, but in no event may options be exercised later than the expiration date.

    Under the Employees' Stock Option Plan, an option holder may exercise an option by giving written notice thereof to the Company prior to the option's expiration date. Upon delivery of such notice, the full exercise price, plus applicable state or federal withholding taxes, shall be paid either in cash, by tender of stock certificates held for at least six months, or by any combination of the foregoing. Options under the Employees' Stock Option Plan are not transferable except by will or by the laws of descent and distribution or, to the extent not inconsistent with the applicable provisions of the Code, pursuant to a qualified domestic relations order (as that term is defined in the Code). Except as set forth below, options may be exercised during the lifetime of the options holder only by the option holder, and after the death of the option holder, only as provided in the previous paragraph. Notwithstanding the foregoing, the Committee may in the applicable award agreement evidencing an option granted under the Employee's Stock Option Plan or at any time thereafter provide that options granted under the Employee's Stock Option Plan may be transferred without consideration by the option holder, subject to such rules as the Committee may adopt to preserve the purposes of the Employee's Stock Option Plan, to one or more of: (i) the option holder's spouse, children or grandchildren (including adopted and stepchildren and grandchildren) (collectively, the "Immediate Family"); (ii) a trust solely for the benefit of the option holder and/or his or her Immediate Family; or (iii) a partnership or limited liability company the partners or shareholders of which are limited to the option holder and his or her Immediate Family members; (each transferee described in clauses (i), (ii) and (iii) above is hereinafter referred to as a "Permitted Transferee"); provided that the option holder gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the option holder in writing that such a transfer would comply with the requirements of the Employee's Stock Option Plan and any applicable award agreement evidencing the option.

    The terms of any option transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee, except that (a) Permitted Transferees shall not be entitled to transfer any options, other than by will or the laws of descent and distribution; and (b) Permitted Transferees shall not be entitled to exercise any transferred options unless there shall be in effect a registration statement on an appropriate form covering the shares to be acquired pursuant to the exercise of such option if the Committee determines that such a registration statement is necessary or appropriate.

    In the event of any change in the shares of outstanding Common Stock of the Company by reason of any stock dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change, an appropriate and proportionate adjustment shall be made in the number of shares of Common Stock subject to options outstanding or to be granted under the Employees' Stock Option Plan. Any such adjustment in any outstanding option shall be made by the Committee without change in the aggregate purchase price applicable to the unexercised portion of such option but with a corresponding adjustment in the price for each share of Common Stock covered by such option as well as the adjustment in the number. The determination as to what adjustments shall be made and the extent thereof, shall be final, binding and conclusive. In accordance with such provisions, the number of shares of Common Stock subject to outstanding options, and the number of shares reserved for issuance pursuant to the Employees' Stock Option Plan, have been adjusted to reflect the 1997 Stock Split, and the share amounts set forth in this section and in the section entitled "Proposed Amendment to Stock Option Plan" reflect such adjustments.

    Subject to any approval of the stockholders of the Company which may be required by law (including under Rule 16b--3 of the Exchange Act), the Board of Directors may at any time amend, suspend or terminate the Employees' Stock Option Plan. No amendment, suspension or termination of the Employees' Stock Option Plan shall alter or impair any rights under any option previously granted without the consent of the holder thereof.

    STOCK OPTION PLAN BENEFITS

    Since the adoption of the Employees' Stock Option Plan, options have been granted with respect to the following shares of Common Stock:

                                                                                   NUMBER OF
                                                                                   SECURITIES
                                                                                   UNDERLYING
                                                                                    OPTIONS       YEAR       EXERCISE
NAME AND POSITION                                                                   GRANTED      GRANTED       PRICE
---------------------------------------------------------------------------------  ----------  -----------  -----------
William E. Lipner................................................................      47,250        1993    $    4.44
  Chairman of the Board, President and Chief Executive Officer                         84,375        1993         5.59
                                                                                      135,000        1995        10.56
                                                                                      135,000        1996        14.50
                                                                                      125,000        1997        17.12
                                                                                   ----------
                                                                                      526,625
                                                                                   ----------

Allen R. DeCotiis................................................................       3,000        1996    $   15.17
  President -- Financial Services, Travel & Leisure and International Operations       15,000        1996        14.50
                                                                                       25,000        1997        17.12
                                                                                   ----------
                                                                                       43,000
                                                                                   ----------

Charles B. Hamlin................................................................      75,000        1996    $   12.17
  President -- Interactive/High Technology and Telecommunications                      52,500        1996        14.50
                                                                                       20,000        1997        17.12
                                                                                   ----------
                                                                                      147,500
                                                                                   ----------

Patrick G. Healy.................................................................      67,500        1993    $    5.48
  President -- Corporate Products/Systems Development and Chief Financial Officer      33,750        1994         6.44
                                                                                       67,500        1995         9.78
                                                                                       60,000        1996        14.50
                                                                                       40,000        1997        17.12
                                                                                   ----------
                                                                                      268,750
                                                                                   ----------

Joseph A. Migliara...............................................................       6,177        1996    $   12.28
  President -- Healthcare and Consumer Packaged Goods                                  15,000        1996        14.50
                                                                                       25,000        1997        17.12
                                                                                   ----------
                                                                                       46,177
                                                                                   ----------

Richard A. Spitzer...............................................................      43,875        1993    $    4.44
  Executive Vice President -- Corporate Products/Systems Development                   23,625        1993         5.59
                                                                                       56,250        1995         9.78
                                                                                       45,000        1996        14.50
                                                                                       20,000        1997        17.12
                                                                                   ----------
                                                                                      188,750
                                                                                   ----------
All current executive officers as a group........................................   1,220,802      --           --
                                                                                   ----------
                                                                                   ----------
All other employees as a group...................................................   1,348,334      --           --
                                                                                   ----------
                                                                                   ----------

    FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE EMPLOYEE'S STOCK OPTION PLAN

    The following summary generally describes the principal federal (but not state or local) income tax consequences of options granted under the Employees' Stock Option Plan. It is general in nature and is not intended to cover all tax consequences that may apply to a particular optionee or the Company. The provisions of the Code and the regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances. This discussion is based on the Code as currently in effect.

    The Employees' Stock Option Plan is not intended to be qualified under
Section 401(a) of the Code. Generally no income will be recognized at the time the option is granted. However, on exercise of a non-- qualified stock option, the amount by which the fair market value of the shares of the Common Stock on the date of exercise exceeds the purchase price of such shares will be taxable to the participant as ordinary income, and will be deductible for tax purposes by the Company or its affiliates in the year in which the participant recognizes income, subject to the possible limitations on deductibility under Section 280G and 162(m) of the Code. Special rules may apply in the case of option holders who are reporting persons under Section 16(b) of the Exchange Act.

    The disposition of shares acquired upon exercise of a non-qualified stock option generally will result in long-term or short-term capital gain or loss (depending on the applicable holding period) in an amount equal to the difference between the amount realized on such disposition and the sum of the purchase price and the amount of ordinary income recognized in connection with the exercise of the non-qualified stock option. The payment by an optionee of the exercise price, in full or in part, with previously acquired Common Stock will not affect the tax treatment of the exercise described above. No gain or loss generally will be recognized by the participant upon the surrender of the previously acquired Common Stock, and shares received by the participant, equal in number to the previously surrendered shares of Common Stock, will have the same tax basis as the shares surrendered to the Company and will have a holding period that includes the holding period of the shares surrendered. The value of shares received by the optionee in excess of the number of shares of Common Stock surrendered to the Company will be taxable to the participant. Such additional shares will have a tax basis equal to the fair market value of such additional shares as of the date ordinary income is recognized, and will have a holding period that begins on the date ordinary income is recognized.

    If, in any year after 1993, an affected participant's total compensation from the Company (including compensation related to options granted under the Employees' Stock Option Plan) exceeds $1 million, such compensation in excess of $1 million may not be tax deductible by the Company under Code Section 162(m). Affected participants are generally the Company's chief executive officer and the four most highly compensated employees of the Company (other than the chief executive officer) during the Company's taxable year. Excluded from the calculation of total compensation for this purpose is compensation that is "performance-based" within the meaning of Code Section 162(m). It is expected that compensation realized upon the exercise of an option will be regarded as "performance-based" and, therefore, that such compensation will be deductible without regard to the limits of Code Section 162(m).

    REQUIRED VOTE

    The proposal to approve the foregoing amendment to the Employees' Stock Option Plan requires the approval by a majority of the votes cast by stockholders present in person or represented by proxy and entitled to vote at the meeting. Proxies will be voted for or against such approval in accordance with the specifications marked thereon and, if no specification is made, will be voted "FOR" such approval. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE EMPLOYEES' STOCK OPTION PLAN.

EXECUTIVE COMPENSATION

    Shown below is information concerning the annual compensation for services in all capacities to the Company for the years ended December 31, 1997, December 31, 1996 and December 31, 1995, of those persons who were, during the calendar year of 1997 (i) the chief executive officer, (ii) the other five executive officers of the Company, and (iii) the individual who was an executive officer of the Company for part of the calendar year of 1997 and who would have been among the most highly-compensated executive officers of the Company had he been an executive officer at the end of the calendar year 1997 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                                     LONG TERM
                                                                                                   COMPENSATION
                                                                                                   -------------
                                                                                                      AWARDS
                                                                                                   -------------
                                                                ANNUAL COMPENSATION                  NUMBER OF
                                                  -----------------------------------------------   SECURITIES
              NAME AND                                                          OTHER ANNUAL        UNDERLYING       ALL OTHER
         PRINCIPAL POSITION              YEAR       SALARY       BONUS         COMPENSATION(7)        OPTIONS     COMPENSATION(8)
-------------------------------------  ---------  ----------  ------------  ---------------------  -------------  ----------------
William E. Lipner....................       1997  $  360,000  $    362,008(5)          --              125,000       $   15,716
  Chairman of the Board,                    1996     350,000       330,399(5)          --              135,000           13,950
  President and Chief                       1995     349,933       314,230(5)          --              135,000           16,717
  Executive Officer
Allen R. DeCotiis(1).................       1997     237,250        30,000           --                 25,000            5,975
  President--Financial                      1996     210,000             0           --                 18,000            5,975
  Services, Travel &                        1995     200,000        52,383           --                 --                5,975
  Leisure and Inter-
  national Operations
Charles B. Hamlin(2).................       1997     249,000        80,000           --                 20,000            2,375
  President--Interactive                    1996     186,058       101,250           --                127,500           70,169
  /High Technology and                      1995      --           --                --                 --               --
  Telecommunications
Patrick G. Healy.....................       1997     249,000       220,000(6)          --               40,000           10,313
  President -- Corporate                    1996     227,077       112,500           --                 60,000           10,175
  Products/Systems                          1995     214,717       111,500           --                 67,500           17,817
  Development and Chief
  Financial Officer
Joseph M. Migliara(3)................       1997     221,696       100,000           --                 25,000              240
  President-- Healthcare                    1996     198,354        56,558           --                 --                  240
  and Consumer Packaged
  Goods
Lawrence D. White(4).................       1997     240,000       110,000           --                 --                8,739
  Executive Vice President                  1996     227,000       102,150           --                 45,000           11,861
  -- Corporate Development                  1995     212,750       111,500           --                 67,500           11,030

------------------------

(1) Allen R. DeCotiis became President -- Financial Services, Travel & Leisure and International Operations in September 1997. Mr. DeCotiis joined the Company upon the acquisition of Payment Systems, Inc. ("PSI") in January 1994. Mr. DeCotiis began his career at PSI in 1982 as Vice President, was promoted to President in 1986 and remained in that position until his recent promotion to the Office of the President of the Company.

(2) Charles B. Hamlin joined the Company as Executive Vice President -- Interactive Business Development on February 26, 1996.

(3) Joseph M. Migliara became President -- Healthcare and Consumer Packaged Goods in September, 1997. Mr. Migliara joined the Company upon the acquisition of Migliara/Kaplan Associates, Inc. ("M/ K") in January 1996. In 1980, Mr. Migliara co-founded M/K and was President and Chief Executive Officer from 1980 through 1997.

(4) Lawrence D. White is the Executive Vice President --Corporate Development. Prior to September 1997, Mr. White served as Executive Vice President -- Marketing of the Company.

(5) Portions of Mr. Lipner's annual bonus amounts included in the table were deferred pursuant to a Deferred Compensation Agreement between Mr. Lipner and the Company in the following amounts: $62,008 in 1997, $60,399 in 1996 and $51,730 in 1995.

(6) Bonus of $220,000, of which $100,000 was an extraordinary bonus.

(7) Personal benefits for each executive officer named in the table did not exceed $50,000 or 10% of such executive officer's total annual salary and bonus in 1997, 1996 or 1995.

(8) Includes contributions made by the Company pursuant to the NFO Research, Inc. Profit Sharing Plan on behalf of Messrs. Lipner, Healy, Spitzer and White in 1997 in the amounts of $8,739 each and on behalf of Mr. DeCotiis and Mr. Hamlin in the amount of $2,375, on behalf of Messrs. Lipner, Healy, Spitzer and White in 1996 in the amounts of $8,669 each, and in 1995 in the amounts of $8,864, $8,864, $8,840, and $8,864 respectively. Also includes life insurance premiums paid on behalf of Messrs. Lipner, Healy, White, Migliara, Hamlin and DeCotiis in 1997 in the amounts of $6,977, $1,574,$2,471, $240, $2,415 and $3,600 respectively. Also includes life insurance premiums on behalf of Messrs. Lipner, Healy, White, Migliara, Hamlin and DeCotiis in 1996 in the amounts of $5,281, $1,506, $3,192, $240, $1,124 and $3,600, respectively, and in 1995 in the amounts of $7,853, $767, $2,166, $240, $0 and $3,600, respectively. The amount set forth for Mr. Healy in 1995 includes disbursements made by the Company in the amount of $8,186 for relocation expenses. The amount set forth for Mr. Hamlin in 1996 includes disbursements made by the Company in the amounts of $29,045 for relocation expenses and a sign-on payment of $40,000.

                                 OPTION GRANTS

    The Company's executive officers and certain other employees participate in the Employees' Stock Option Plan. The table below sets forth the stock options granted to the Named Executive Officers during 1997. The Company did not grant SARs to any employees during 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                INDIVIDUAL GRANTS
                                               ----------------------------------------------------
                                                               % OF                                  POTENTIAL REALIZABLE VALUE
                                                               TOTAL                                             AT
                                                              OPTIONS                                 ASSUMED ANNUAL RATES OF
                                                NUMBER OF     GRANTED                                 STOCK PRICE APPRECIATION
                                               SECURITIES       TO                                              FOR
                                               UNDERLYING    EMPLOYEES    EXERCISE                          OPTION TERM
                                                 OPTIONS      DURING       OR BASE     EXPIRATION    --------------------------
                                                 GRANTED       1997      PRICE $/SH       DATE          5%($)         10%($)
                                               -----------  -----------  -----------  -------------  ------------  ------------
William E. Lipner............................    125,000(1)      22.95%   $   17.12          2007    $  1,321,401  $  3,371,703
Allen R. DeCotiis............................     25,000(1)       4.59%       17.12          2007         264,280       674,341
Charles B. Hamlin............................     20,000(1)       3.67%       17.12          2007         211,424       539,472
Patrick G. Healy.............................     40,000(1)       7.34%       17.12          2007         422,848     1,078,945
Joseph M. Migliara...........................     25,000(1)       4.59%       17.12          2007         264,280       674,341
Richard A. Spitzer...........................     20,000(1)       3.67%       17.12          2007         211,424       539,472

------------------------

(1) These options were granted on December 1, 1997. Options with respect to one-third of the shares subject thereto will become exercisable on January 1, 1998, options with respect to the second one-third of the shares will become exercisable on January 1, 1999 and options with respect to the last one-third of the shares will become exercisable on January 1, 2000.

                         FISCAL YEAR END OPTION VALUES

    The table below presents information with respect to both exercisable and unexercisable options to purchase the Company's Common Stock held by the Named Executive Officers at December 31, 1997 and the value of such options at December 31, 1997. The Named Executive Officers did not exercise any options during 1997, except Lawrence D. White who exercised options for 50,625 shares in 1997.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUES

                                                                       NUMBER OF SECURITIES
                                                                            UNDERLYING             VALUE OF UNEXERCISED
                                                                      UNEXERCISED OPTIONS AT       IN-THE-MONEY OPTIONS
                                             SHARES                     DECEMBER 31, 1997         AT DECEMBER 31, 1997(1)
                                            ACQUIRED      VALUE     --------------------------  ---------------------------
NAME                                       ON EXERCISE   REALIZED   EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
-----------------------------------------  -----------  ----------  -----------  -------------  ------------  -------------
William E. Lipner........................      --           --         398,290        128,335   $  4,213,892   $   607,821
Allen R. DeCotiis........................      --           --          20,332         22,668        107,721       101,591
Charles B. Hamlin........................      --           --          91,664         55,836        689,287       382,842
Patrick G. Healy.........................      --           --         222,082         46,666      2,594,091       230,558
Joseph M. Migliara.......................      --           --          24,509         21,668        149,657        95,820
Richard A. Spitzer.......................      --           --         160,415         28,335      1,932,417       147,471
Lawrence D. White........................      50,625   $  648,278     109,300         16,260      1,105,192       104,609

------------------------

(1) Based on the closing price on the New York Stock Exchange of the Company's Common Stock on Wednesday, December 31, 1997 ($20.94).

                              EMPLOYMENT CONTRACTS

    On March 15, 1995, the Company and Mr. Lipner entered into an employment agreement. The agreement provides for Mr. Lipner's employment as the Chairman, President and Chief Executive Officer of the Company through March 15, 1997, with an unlimited number of two-year extensions unless either party provides 13 months' advance notice not to extend the period of employment. The agreement provides for a minimum annual base salary of $350,000 (currently $370,000), subject to annual discretionary increases by the Board of Directors. Mr. Lipner is also entitled to certain fringe benefits and incentive compensation as determined by the Board of Directors.

    Under his employment agreement, Mr. Lipner's employment may be terminated by the Company for cause (as defined in the agreement) or without cause. If the Company terminates Mr. Lipner's employment without cause, or if Mr. Lipner resigns for good reason (as defined in the agreement) after the occurrence of a change in control (as defined in the agreement), Mr. Lipner is entitled to receive his base salary and annual bonus payments through the second anniversary of the termination. If the Company elects not to extend the term of Mr. Lipner's employment, Mr. Lipner is entitled to receive his base salary and bonus payments for one year following the end of the term. Mr. Lipner's agreement also provides that Mr. Lipner's stock options granted under the Employees' Stock Option Plan shall become immediately exercisable in the event of a change in control of the Company or in the event Mr. Lipner's employment is terminated without cause. Mr. Lipner's stock options will remain exercisable for a period of two years after termination of his employment in the event of termination by the Company without cause or resignation by Mr. Lipner for good reason following a change of control. Under the agreement, Mr. Lipner has agreed not to own, or engage in any manner in, a business competing with the Company for a period of two years following his termination for cause or resignation (other than resignation for good reason following a change in control).

    On September 12, 1995, the Company entered into an employment agreement with Mr. Spitzer; on December 12, 1996, the Company entered into an employment agreement with Mr. Hamlin; on December 1, 1997, the Company entered into employment agreements with each of Messrs. DeCotiis, Migliara and Healy. The employment agreement for Mr. Spitzer provides for employment until September 12, 1998, in the case of Mr. Hamlin, until December 12, 1999, in the case of Messrs. DeCotiis, Migliara and Healy, until December 1, 2000. The agreements provide for a minimum base salary of $195,000 for Mr. Spitzer (currently $235,000), $240,000 for Mr. Hamlin (currently $280,000) and $280,000 for each of Messrs. DeCotiis, Migliara and Healy, in each case subject to annual discretionary increases by the Board of Directors. The agreements also provide for certain specified fringe benefits, incentive compensation as determined by the Board of Directors, and certain stock option grants under the Employees' Stock Option Plan. Under each of the employment agreements, the executive's employment may be terminated by the Company for cause (as defined in each agreement) or without cause. If the Company terminates the executive's employment without cause, the executive is entitled to receive his base salary and benefits, in the case of Mr. Spitzer, through September 12, 1998, in the case of Mr. Hamlin, through December 12, 1999, in the case of Messrs. DeCotiis, Migliara and Healy, through December 1, 2000. If the executive resigns for good reason (as defined in each agreement) after the occurrence of a change in control (as defined in each agreement), he is entitled to receive: (i) his base salary and benefits until the later of (a) in the case of Mr. Spitzer, September 12, 1998, in the case of Mr. Hamlin, December 12, 1999, in the cases of Messrs. DeCotiis, Migliara and Healy, December 1, 2000 or (b) in the cases of Messrs. Spitzer, Hamlin, DeCotiis and Migliara, the first anniversary of the resignation, and in the case of Mr. Healy, the second anniversary of the resignation, and (ii) in the cases of Messrs. Spitzer, Hamlin, DeCotiis and Migliara, a pro-rated portion of his bonus for the year in which the termination occurs, and in the case of Mr. Healy, an amount equal to the most recent annual bonus he received. The employment agreements also provide that the executive's stock options granted under the Employees' Stock Option Plan shall become immediately exercisable in the event that the executive's employment is terminated without cause or in the event of a change in control of the Company. The stock options will remain exercisable for a period of 12 months after termination of employment in the event of termination by the Company without cause or resignation by the executive for good reason following a change in control. Each of Messrs. Spitzer, Hamlin, Healy, DeCotiis and Migliara has entered into customary non-compete and non-solicitation agreements with the Company.

    On September 12, 1995, the Company entered into an employment agreement with Mr. White, which provided for employment until September 12, 1998 and for a base salary of $213,000, subject to annual discretionary increase by the Board of Directors. On September 4, 1997, the employment agreement with Mr. White was amended to extend the term of his employment to October 12, 1999.

                PENSION PLAN AND EXECUTIVE DEFERRED BENEFIT PLAN

NFO RESEARCH, INC. PENSION PLAN

    The Company maintains the NFO Research, Inc. Pension Plan (the "Pension Plan"), which it assumed in connection with the acquisition of substantially all the assets of its Predecessor in 1991 (the "Acquisition"). The Pension Plan is a noncontributory trusteed plan that provides for fixed benefits to employees and their survivors in the event of normal (age 65) or early (age 55 and 10 years of credited service) retirement. Participants become 20% vested in their benefits after two years of service and vest thereafter at a rate of 20% per year of service, becoming fully vested after six years of service. Early retirement benefits are subject to reduction to reflect early commencement.

                                    YEARS OF CREDITED SERVICE
                      -----------------------------------------------------
COMPENSATION             15         20         25         30         35
--------------------  ---------  ---------  ---------  ---------  ---------
$160,000............  $  26,157  $  31,405  $  35,517  $  38,739  $  41,263
200,000.............     32,696     39,256     44,396     48,423     51,579

    The Pension Table set forth above illustrates the estimated annual pension payable as a single life annuity upon retirement pursuant to the current Pension Plan formula for various levels of compensation and years of service, assuming retirement after attainment of age 65. The benefits set forth above are not subject to any reduction for Social Security or other offsets.

    Compensation taken into account for the purposes of calculating benefits under the Pension Plan for 1997 is limited to $160,000, which limit is subject to adjustment in accordance with the Code. Compensation for purposes of the Pension Plan includes salary and bonus as set forth in the Summary Compensation Table.

    The 1997 compensation taken into account for Pension Plan purposes was $160,000 for each of Messrs. Lipner, Healy, Spitzer and White, who had 24, 3, 13 and 13 years, respectively, of credited service under the Pension Plan as of December 31, 1997.

NFO WORLDWIDE, INC. EXECUTIVE DEFERRED BENEFIT PLAN

    The Company also maintains the Executive Deferred Benefit Plan (the "Supplemental Plan"), which it assumed in connection with the Acquisition. The Compensation Committee of the Company's Board of Directors determines which executives are eligible to participate. Currently, five of the Named Executive Officers, Messrs. Lipner, Hamlin, Healy, Spitzer and White, participate in the Supplemental Plan. The Supplemental Plan entitles an eligible executive to a benefit that, when added to his benefit under the Pension Plan, the Profit Sharing Plan (to the extent attributable to Company contributions) and Social Security, equals 40% of his highest five-year average annual compensation (prorated if the executive has fewer than 15 years of service). Vesting under the Supplemental Plan is the same as under the Pension Plan but is accelerated if a participant is terminated within two years after a change of control of the Company. Benefits payable under the Supplemental Plan are reduced if payment commences before age 60.

    Compensation taken into account under the Supplemental Plan includes base salary and bonus as described in the Summary Compensation Table. The 1997 compensation taken into account for purposes of the Supplemental Plan was $680,399 for Mr. Lipner, $287,308 for Mr. Hamlin, $339,577 for Mr. Healy, $287,500 for Mr. Spitzer and $329,150 for Mr. White.

    The Supplemental Plan only recognizes service after December 31, 1991 for benefit accrual purposes. Messrs. Lipner, Spitzer and White each had 6 years, Mr. Healy had 3 years and Mr. Hamlin had [1] year of service under the Supplemental Plan as of December 31, 1997 for benefit accrual purposes.

LIFE INSURANCE ARRANGEMENTS

    The Company provides life insurance coverage to each of its executive officers. In 1997, Mr. Lipner was provided with $1,206,175 of term life insurance coverage. Messrs. Healy, Spitzer and White were each provided with $400,000 of term life insurance coverage.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The three-member Compensation Committee of the Board of Directors makes compensation decisions regarding compensation of the Company's executives. Each member of the Compensation Committee is a non-employee Director. The Board of Directors reviews all decisions by the Compensation Committee relating to such compensation except for decisions about awards under the Employees' Stock Option Plan, which have been made solely by the Compensation Committee. This is a report of the Compensation Committee addressing the Company's policies governing the compensation of the executive officers of the Company for the Company's fiscal year ending December 31, 1997 ("Fiscal Year 1997").

COMPENSATION POLICIES AND COMPONENTS OF COMPENSATION

    Generally, the Compensation Committee's executive compensation policies are designed to base pay on the Company's annual and long-term performance goals by rewarding above-average corporate performance and recognizing individual initiative and achievements; furthermore, these policies assist the Company in attracting and retaining qualified executives. The Compensation Committee believes that stock ownership by management is beneficial in aligning management's and shareholders' interests in increasing the value of the Common Stock; therefore, the Compensation Committee includes a stock-based element in the Company's compensation packages for its executive officers, although the Compensation Committee does not have target ownership levels for equity holdings by executives.

    The three primary components of executive compensation are base salary, annual bonus and stock options. The Compensation Committee believes that the cumulative effect of these three elements is to provide the Company's executive officers with levels of total compensation consistent with the Compensation Committee's executive compensation policies set forth above.

    The Compensation Committee attempts to keep the Company's executive base salary increases as low as possible, thus limiting the Company's exposure if performance targets are not met. Executive salary levels are subjectively determined by the Compensation Committee based on the experience of each of its members and are intended to be consistent with competitive practices and levels of responsibility (with salary increases reflecting competitive and economic trends, the overall financial performance of the Company and the performance of the individual executive).

    The Compensation Committee subjectively determines annual bonus amounts paid to each of the Company's executives in respect of each fiscal year. Generally, bonuses are set within a specified percentage range of base salary, and do not exceed 100% of the base salary. For the executive officers named in the Summary Compensation Table, bonuses averaged approximately 54% of Fiscal Year 1997 total salary. Factors taken into account in awarding annual bonuses are described below under "Relationship of Corporate Performance to Executive Compensation."

    Before March 1996, stock options were periodically granted to the Company's executives under the Employees' Stock Option Plan based upon the subjective determination of the Compensation Committee. Effective March 1996, all authority to administer the Employees' Stock Option Plan has been vested in the Stock Option Committee, a subcommittee of the Compensation Committee. No specific formulas or executive stock ownership targets are employed in determining stock option grants. The number of options previously awarded to and held by executive officers is considered in determining the size of each option grant. Factors taken into account in awarding stock options are described below under "Relationship of Corporate Performance to Executive Compensation."

    An additional factor the Compensation Committee focuses on in its consideration of compensation matters is the tax implications of various payments and benefits to the Company and to the individual executive officers. Certain types of compensation payments and their deductibility depend upon the timing of vesting or exercise of awards granted. In addition, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee's control also affect the deductibility of compensation. The Compensation Committee will not in all circumstances limit executive compensation to that deductible under section 162(m) of the Internal Revenue Code. The Compensation Committee will consider the various alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its other compensation objectives and to the extent reasonably practicable.

RELATIONSHIP OF CORPORATE PERFORMANCE TO EXECUTIVE COMPENSATION

    The factors that the Compensation Committee considered in awarding annual bonuses and options under the Employees' Stock Option Plan were based on the performance of both the Company and the individual executive. With respect to the Company, the Compensation Committee considered targeted versus actual annual operating performance, after-tax earnings-per-share growth over the last fiscal year and increase in operating income over the last fiscal year. With respect to the individual executive, the Compensation Committee considered the individual's ability to undertake special projects, to facilitate strategic acquisitions and alliances, to execute the Company's strategic business plan and to develop new custom research methods and concepts. While the Compensation Committee considered all of the foregoing factors, the Compensation Committee subjectively made its determinations and recommendations based on the experience of each of its members.

    Targeted versus actual operating performance was a major factor considered in determining the extent to which annual bonuses were paid and awards made under the Employees' Stock Option Plan to the Company's executive officers. The performance of individual executives was reviewed either as to the Company as a whole, or, for those executive officers in charge of an operating unit, as to such officer's particular operating unit. Performance targets were based on business plans developed by the Company's management and approved by the Board of Directors at the start of Fiscal Year 1997. In developing the business plans, consideration was given to integrating the business of any recently acquired subsidiaries, divisions or businesses and expanding the Company's mix of services and clients.

    The Compensation Committee also took into account the executives' performance in special projects undertaken during the past fiscal year, contribution to strategic acquisitions and alliances (e.g., joint ventures) and development of new custom research methods and concepts. In addition, the Compensation Committee considered the growth in after-tax earnings per share of Common Stock over the last fiscal year in determining executive compensation. Another consideration in determining executive compensation was the improvement in the Company's operating income over the last fiscal year. Also, the executives' satisfaction of certain subjective performance criteria (including initiative, contribution to overall corporate performance and managerial ability) was evaluated after informal discussions with other members of the Board of Directors and, for all of the executives other than Mr. Lipner, after discussions with Mr. Lipner.

COMPENSATION OF CHIEF EXECUTIVE OFFICER FOR FISCAL YEAR 1997

    In addition to the factors mentioned above, the Compensation Committee's general approach in setting Mr. Lipner's annual compensation took into consideration the Company's earnings and sought to reward Mr. Lipner's strategic management abilities in the Company's expansion efforts. The Compensation Committee also considered Mr. Lipner's role in the development and implementation of strategic business plans for building the Company, identifying niche markets, and developing new proprietary custom research methods and concepts.

    The annual bonus paid to Mr. Lipner for Fiscal Year 1997 was based on the Compensation Committee's subjective evaluation of Mr. Lipner's performance in that year. Specifically, the Compensation Committee considered Mr. Lipner's roles in pursuing and completing selected acquisitions and joint ventures, further developing and improving the Company's management team, developing relationships with stockholders and analysts, developing and executing the Company's strategic business plan, encouraging the development of new research technologies, increasing operating income and increasing after-tax earnings per share. In assessing the Company's overall performance, to determine Mr. Lipner's annual salary and bonus, the Compensation Committee considered all of the factors above but did not use any formula with respect to the factors.

    The grant of options to Mr. Lipner in Fiscal Year 1997 under the Employees' Stock Option Plan was based upon the Compensation Committee's compensation policy of promoting management retention while further aligning management's and stockholders' interests in increasing the value of the Company's Common Stock.

                                          Walter A. Forbes
                                          Steven J. Gilbert
                                          Edmund A. Hajim

PERFORMANCE GRAPH

    The following graph sets forth the Company's total stockholder return as compared to the CRSP Index for Nasdaq Stock Market (U.S. Companies) of the Center for Research in Security Prices, and as compared to a peer group selected in good faith by the Company, for the period from April 7, 1993, when the Company's Common Stock was first registered under the Exchange Act, through December 31, 1997, the last day of the Company's last completed fiscal year. The Company's Common Stock has traded on the New York Stock Exchange since December 29, 1997. Prior to that, the Company's Common Stock was traded on the Nasdaq National Market tier of the Nasdaq Stock Exchange since its initial public offering was completed in April 1993. The peer group consists of the Company and seven other companies in the market research industry: Audits & Surveys Worldwide, Inc., Intelliquest, Inc., Market Facts, Inc.,
M/A/R/C Inc., Opinion Research Corporation, National Research Corp., and Total Research Corporation. The returns of each component company in the peer group have been weighted based on such company's relative market capitalization.
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

   COMPARISON OF CUMULATIVE TOTAL RETURN1 FOR THE PERIOD FROM 04/07/93 THROUGH
                                    12/31/97
Among NFO Worldwide, Inc., the CRSP Index for Nasdaq Stock Market (U.S.
Companies)
and the Peer Group
                                                                                    NFO Worlwide, Inc.   Peer Index
4/7/93                                                                                         100.000      100.000
4/30/93                                                                                         96.825       99.871
5/28/93                                                                                         96.825       101.56
6/30/93                                                                                        100.000      100.675
7/30/93                                                                                        105.556      108.751
8/31/93                                                                                        128.571      122.542
9/30/93                                                                                        123.809      120.620
10/29/93                                                                                       126.984      125.898
11/30/93                                                                                       123.809      126.657
12/31/93                                                                                       119.841      121.925
1/31/94                                                                                        146.032      143.427
2/28/94                                                                                        144.444      134.992
3/31/94                                                                                        152.381      137.779
4/29/94                                                                                        133.333      133.236
5/31/94                                                                                        128.571      131.818
6/30/94                                                                                        142.857      138.739
7/29/94                                                                                        141.667      139.239
8/31/94                                                                                        148.809      144.946
9/30/94                                                                                        164.286      155.326
10/31/94                                                                                       164.286      152.891
11/30/94                                                                                       150.000      145.390
12/30/94                                                                                       138.095      138.285
1/31/95                                                                                        145.238      143.182
2/28/95                                                                                        164.286      154.776
3/31/95                                                                                        185.714      174.067
4/28/95                                                                                        182.143      171.142
5/31/95                                                                                        171.428      163.707
6/30/95                                                                                        192.857      174.276
7/31/95                                                                                        190.476      181.893
8/31/95                                                                                        188.095      178.613
9/29/95                                                                                        223.809      190.689
10/31/95                                                                                       216.667      184.744
11/30/95                                                                                       233.333      190.293
12/29/95                                                                                       252.381      193.031
1/31/96                                                                                        264.286      199.336
2/29/96                                                                                        282.143      208.688
3/29/96                                                                                        360.714      240.135
4/30/96                                                                                        333.928      259.850
5/31/96                                                                                        328.571      249.831
6/28/96                                                                                        337.500      258.059
7/31/96                                                                                        325.000      225.441
8/30/96                                                                                        317.857      231.053
9/30/96                                                                                        307.143      221.852
10/31/96                                                                                       332.143      228.388
11/29/96                                                                                       314.285      229.250
12/31/96                                                                                       314.285      231.576
1/31/97                                                                                        332.143      237.274
2/28/97                                                                                        317.857      213.718
3/31/97                                                                                        248.214      193.215
4/30/97                                                                                        260.714      205.369
5/30/97                                                                                        288.393      233.175
6/30/97                                                                                        353.571      260.706
7/31/97                                                                                        342.857      260.928
8/29/97                                                                                        364.285      282.201
9/30/97                                                                                        392.857      309.325
10/31/97                                                                                       385.714      277.221
11/28/97                                                                                       380.357      263.271
12/31/97                                                                                       448.660      244.166

   COMPARISON OF CUMULATIVE TOTAL RETURN1 FOR THE PERIOD FROM 04/07/93 THROUGH
                                    12/31/97
Among NFO Worldwide, Inc., the CRSP Index for Nasdaq Stock Market (U.S.
Companies)
and the Peer Group
                                                                                            CRSP Index for Nasdaq Stock Market (U.S.

                                                                                                                          Companies)

4/7/93                                                                                                                       100.000

4/30/93                                                                                                                       99.265

5/28/93                                                                                                                      105.195

6/30/93                                                                                                                      105.681

7/30/93                                                                                                                      105.806

8/31/93                                                                                                                      111.275

9/30/93                                                                                                                      114.588

10/29/93                                                                                                                     117.164

11/30/93                                                                                                                     113.672

12/31/93                                                                                                                     116.841

1/31/94                                                                                                                      120.387

2/28/94                                                                                                                      119.263

3/31/94                                                                                                                      111.929

4/29/94                                                                                                                      110.477

5/31/94                                                                                                                      110.747

6/30/94                                                                                                                      106.697

7/29/94                                                                                                                      108.885

8/31/94                                                                                                                      115.827

9/30/94                                                                                                                      115.531

10/31/94                                                                                                                     117.801

11/30/94                                                                                                                     113.893

12/30/94                                                                                                                     114.213

1/31/95                                                                                                                      114.853

2/28/95                                                                                                                      120.927

3/31/95                                                                                                                      124.513

4/28/95                                                                                                                      128.433

5/31/95                                                                                                                      131.747

6/30/95                                                                                                                      142.424

7/31/95                                                                                                                      152.893

8/31/95                                                                                                                      155.992

9/29/95                                                                                                                      159.579

10/31/95                                                                                                                     158.665

11/30/95                                                                                                                     162.390

12/29/95                                                                                                                     161.526

1/31/96                                                                                                                      162.322

2/29/96                                                                                                                      168.500

3/29/96                                                                                                                      169.059

4/30/96                                                                                                                      183.085

5/31/96                                                                                                                      191.492

6/28/96                                                                                                                      182.860

7/31/96                                                                                                                      166.577

8/30/96                                                                                                                      175.910

9/30/96                                                                                                                      189.366

10/31/96                                                                                                                     187.274

11/29/96                                                                                                                     198.851

12/31/96                                                                                                                     198.672

1/31/97                                                                                                                      212.792

2/28/97                                                                                                                      201.028

3/31/97                                                                                                                      187.905

4/30/97                                                                                                                      193.780

5/30/97                                                                                                                      215.748

6/30/97                                                                                                                      222.346

7/31/97                                                                                                                      245.819

8/29/97                                                                                                                      245.444

9/30/97                                                                                                                      259.962

10/31/97                                                                                                                     246.454

11/28/97                                                                                                                     247.671

12/31/97                                                                                                                     243.793


    The graph above assumes $100 invested at the beginning of the period in the Company's Common Stock,(2) the CRSP Index for Nasdaq Stock Market (U.S. Companies) and the Peer Group, and was plotted using the following data:

                       04/07/93     06/30/93     09/30/93     12/31/93     03/31/94     06/30/94     09/30/94     12/30/94
                      -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
NFO Worldwide,
  Inc...............   $  100.00    $  100.00    $  123.81    $  119.84    $  152.38    $  142.86    $  164.29    $  138.10
CRSP Index for
  Nasdaq Stock
  Market (U.S.
  Companies)........      100.00       105.68       114.59       116.84       111.93       106.70       115.53       114.21
Peer Group..........      100.00       100.68       120.62       121.93       137.78       138.74       155.33       138.29

                       03/31/95     06/30/95
                      -----------  -----------
NFO Worldwide,
  Inc...............   $  185.71    $  192.86
CRSP Index for
  Nasdaq Stock
  Market (U.S.
  Companies)........      124.51       142.42
Peer Group..........      174.07       174.28

                       09/29/95     12/29/95     03/29/96     06/28/96     09/30/96     12/31/96     03/31/97     06/30/97
                      -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
NFO Worldwide,
  Inc...............   $  223.81    $  252.38    $  360.71    $  337.50    $  307.14    $  314.29    $  248.21    $  353.57
CRSP Index for
  Nasdaq Stock
  Market (U.S.
  Companies)........      159.58       161.53       169.06       182.86       189.37       198.67       187.91       222.35
Peer Group..........      190.69       193.03       240.14       258.06       221.85       231.58       193.22       260.71

                       09/30/97     12/31/97
                      -----------  -----------
NFO Worldwide,
  Inc...............   $  392.86    $  448.66
CRSP Index for
  Nasdaq Stock
  Market (U.S.
  Companies)........      259.96       243.79
Peer Group..........      309.33       244.17

------------------------
(1) Total Return Assumes Reinvestment of Dividends

(2) Based on the initial public offering price

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Company is composed of Walter A. Forbes, Steven J. Gilbert and Edmund A. Hajim. Mr. Gilbert served as the Company's Chairman of the Board in 1992 and has served as Secretary since 1993. Mr. Gilbert has never been an employee of the Company, and Messrs. Forbes and Hajim have never been officers or employees of the Company. Commonwealth Capital Partners, L.P. ("Commonwealth"), of which Mr. Gilbert is a Managing Director, and Mr. Forbes each purchased equity securities from the Company in September 1991 in connection with the Acquisition. The Company, Commonwealth and Messrs. Forbes and Hajim are parties to the Stockholders Agreement, dated as of September 27, 1991, as amended (the "Stockholders Agreement"), among the Company, Commonwealth and certain other stockholders of the Company prior to the Company's initial public offering of its Common Stock (the "Offering"). Pursuant to the Stockholders Agreement, the Company paid Commonwealth $10,000 per month as a non-allocable expense reimbursement through March 31, 1997, when Commonwealth ceased to hold at least 5% of the outstanding Common Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On October 25, 1994, John Sculley joined the Company's Board of Directors and entered into a consulting agreement with the Company. The agreement provides that Mr. Sculley will serve as a consultant, particularly in the areas of technology, idea development for new services and ventures, and international expansion. Under the agreement, as consideration for his services to the Company as consultant and as director, Mr. Sculley will receive an annual fee of $50,000 so long as he is a director of the Company, plus out-of-pocket expenses. In addition, pursuant to the agreement, the Company granted Mr. Sculley an option to purchase 56,250 shares of the Company's Common Stock, with an exercise price of $7.45 per share, the exercise price being equal to the market price on the date of grant. The option is exercisable in whole or in part at any time before October 25, 1999. Pursuant to the agreement, the Company filed a registration statement with the Securities and Exchange Commission to register the issuance by the Company of the shares subject to the option. Moreover, as a director of the Company, Mr. Sculley received options to purchase 56,250 shares of the Company's Common Stock pursuant to the NFO Worldwide, Inc. Directors' Stock Option Plan, which is described below.

    Messrs. Lipner and Sculley are each minority shareholders of LiveWorld and, in addition, Mr. Sculley is a director of LiveWorld and Chairman of LivePicture. On February 10, 1997, the Company and LiveWorld announced an agreement to jointly provide online market research services that combine LiveWorld's Talk City community/chat services with the Company's panel-based market research services. Also on February 10, 1997, the Company and LivePicture announced a strategic alliance to combine LivePicture's RealSpace and FlashPix technologies, which provide three-dimensional, photographic quality images with the Company's Internet-based market research offerings.

    The Company paid Commonwealth $10,000 per month in non-allocable expense reimbursement payments through March 31, 1997, when Commonwealth ceased to hold 5% of the outstanding Common Stock. See "Compensation Committee Interlocks and Insider Participation."

    Mr. Migliara is a partial owner of one of the buildings in which a subsidiary of the Company leases office space.

COMPENSATION OF DIRECTORS

    The Company does not pay any additional remuneration to officers of the Company for serving as directors. Directors who are not employees of the Company are paid an annual fee of $24,000, and a fee of $1,000 for each committee meeting of the Board of Directors they attend. Additionally, non-employee directors are reimbursed for out-of-pocket expenses associated with attending meetings of the Board of Directors and committees. Mr. Gilbert did not receive annual or meeting fees for his services as director or as a member of committees during the period that Commonwealth received its non-allocable expense reimbursement payments described above. Mr. Sculley's annual director fee is included in his fee under his consulting agreement with the Company described above. See "Certain Relationships and Related Transactions."

    Non-employee directors also receive annual stock options under the NFO Worldwide, Inc. Directors' Stock Option Plan (the "Directors' Stock Option Plan"). Under the Directors' Stock Option Plan, each new non-employee director receives an option for 22,500 shares upon his initial election to the Board of Directors, and each non-employee director receives an option for an additional 15,000 (increased from 11,250 shares by the Board of Directors on December 2,
1997) shares upon each re-election to the Board of Directors. The exercise price of each option granted under the Directors' Stock Option Plan is equal to the market price of the Common Stock on the date of grant. Each option is exercisable, either in whole or in part, at any time after the six-month anniversary of the date the option was granted and each option will expire on the fifth anniversary date of the date on which the option is granted. The Directors' Stock Option Plan is designed to be self-governing in order to comply with certain requirements of Rule 16b-3 of the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth the beneficial ownership, both direct and indirect, reported to the Company as of March 20, 1998, of Common Stock of the Company including shares as to which a right to acquire ownership exists (for example, through the exercise of certain stock options). The information is presented for beneficial owners of more than five percent (5%) of the Company's Common Stock, for each director and nominee, for each Named Executive Officer and for the group comprised of all directors, nominees and Named Executive Officers. Management knows of no persons other than those identified herein who owned beneficially more than five percent (5%) of the outstanding shares of Common Stock as of March 20, 1998.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                                                                                NUMBER OF SHARES
                                                                                 OF COMMON STOCK
NAME AND ADDRESS                                                                  BENEFICIALLY      PERCENTAGE OF
OF BENEFICIAL OWNER (1)                                                               OWNED         COMMON STOCK
------------------------------------------------------------------------------  -----------------  ---------------
William Blair & Company, L.L.C.(2)............................................       3,315,208            15.86%
    222 W. Adams Street
    Chicago, IL 60606
John R. Goodyear and Mary J. Goodyear(3)......................................       2,046,363             9.79
    4-5 Bonhill Street
    London EC2A 4BX
Walter P. Smith(4)............................................................       1,730,391             8.28
    9 Valley Oak
    Portola Valley, CA 94028
T. Rowe Price Associates, Inc.(5).............................................       1,701,750             8.14
    100 E. Pratt Street
    Baltimore, MD 21202
Allen R. DeCotiis(6)..........................................................          57,633            *
    2 Pickwick Plaza
    Greenwich, CT 06830
Walter A. Forbes(7)...........................................................         105,012            *
    707 Summer Street
    Stamford, CT 06901

                                                                                NUMBER OF SHARES
                                                                                 OF COMMON STOCK
NAME AND ADDRESS                                                                  BENEFICIALLY      PERCENTAGE OF
OF BENEFICIAL OWNER (1)                                                               OWNED         COMMON STOCK
------------------------------------------------------------------------------  -----------------  ---------------
Steven J. Gilbert(8)..........................................................          75,666            *
    590 Madison Avenue, 40th Floor
    New York, NY 10022
Edmund A. Hajim(9)............................................................          63,750            *
    230 Park Avenue
    New York, NY 10167
Charles B. Hamlin(10).........................................................          91,664            *
    2 Pickwick Plaza
    Greenwich, CT 06830
Patrick G. Healy(11)..........................................................         222,757             1.01
    2 Pickwick Plaza
    Greenwich, CT 06830
William E. Lipner(12).........................................................         900,415             4.31
    2 Pickwick Plaza
    Greenwich, CT 06830
Joseph M. Migliara(13)........................................................         434,661             2.08
    4 Park Center Court
    Owings Mills, MD 21117
John Sculley(14)..............................................................         112,500            *
    90 Park Avenue, 32nd Floor
    New York, NY 10017
Richard A. Spitzer(15)........................................................         205,142            *
    2700 Oregon Road
    Northwood, Ohio 43619
Lawrence D. White(16).........................................................          95,504            *
    2 Pickwick Plaza
    Greenwich, CT 06830
All executive officers and directors as a group (10 persons)(17)..............       2,364,200            11.31

------------------------

*   Represents less than 1% of the outstanding shares of the Common Stock.

(1) Except as indicated in the notes to this table, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) According to a statement on Schedule 13G dated February 17, 1998 filed with the Securities and Exchange Commission by William Blair & Co. William Blair & Co. is an Investment Advisor that owns 3,315,208 shares of Common Stock of the Company on behalf of its clients.

(3) According to a statement on Schedule 13D dated July 24, 1997 filed with the Securities and Exchange Commission by John R. Goodyear and Mary J. Goodyear. Mr. and Mrs. Goodyear are both officers of the MBL Group plc, a recently acquired wholly-owned subsidiary of the Company.

(4) According to a statement on Schedule 13D dated December 30, 1997 filed with the Securities and Exchange Commission by Walter P. Smith. Mr. Smith is trustee of the trust formed pursuant to the Walter P. Smith Trust Agreement dated February 20, 1986, which owns the shares.

(5) According to a statement on Schedule 13G dated February 12, 1998 and filed with the Securities and Exchange Commission by T. Rowe Price Associates, Inc. and T. Rowe Price New Horizons Fund, Inc. T. Rowe Price Associates, Inc. and T. Rowe New Horizons Fund, Inc. are Investment Advisors that together own 1,701,750 shares of Common Stock of the Company on behalf of its clients. These securities are owned by various individual and institutional investors including T. Rowe Price New

    Horizons Fund, Inc. (which owns 1,326,000 shares, representing 6.3% of the shares outstanding), which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(6) Includes 20,332 shares issuable upon the exercise of options granted to Mr. DeCotiis pursuant to the Employees' Stock Option Plan which have already vested.

(7) Includes 6,750 shares held by his spouse in custodial accounts for his children, for which Mr. Forbes may be deemed to share voting and investment power and thus may be deemed to own beneficially. Also includes 60,750 shares issuable upon the exercise of options granted to Mr. Forbes pursuant to the Directors' Stock Option Plan.

(8) Includes 60,750 shares issuable upon exercise of options granted to Mr. Gilbert pursuant to the Directors' Stock Option Plan.

(9) Includes 60,750 shares issuable upon exercise of options granted to Mr. Hajim pursuant to the Directors' Stock Option Plan.

(10) Includes 91,664 shares issuable upon exercise of options granted to Mr. Hamlin pursuant to the Employees' Stock Option Plan which have already vested.

(11) Includes 222,082 shares issuable upon exercise of options granted to Mr. Healy pursuant to the Employees' Stock Option Plan which have already vested.

(12) Includes 398,290 shares issuable upon exercise of options granted to Mr. Lipner pursuant to the Employees' Stock Option Plan which have already vested. Also includes 236,550 shares indirectly owned by him, 151,500 of which are owned directly by his wife, Deborah Lipner; and 85,050 of which are held in custodial accounts and trusts for their sons Justin Drew Lipner and Wesley Edwin Lipner. A trust holds 5,063 shares of Common Stock of the Company for the benefit of Deborah Lipner; however, since the trustee of the trust has sole voting and investment power with respect to the shares, Mr. Lipner does not beneficially own such shares.

(13) Includes 24,509 shares issuable upon the exercise of options granted to Mr. Migliara pursuant to the Employees' Stock Option Plan which have already vested.

(14) Includes 56,250 shares issuable upon the exercise of options granted to Mr. Sculley which are exercisable in whole or in part at any time before October 25, 1999. Also includes 56,250 shares issuable upon the exercise of options granted to Mr. Sculley pursuant to the Directors' Stock Option Plan.

(15) Includes 160,415 shares issuable upon exercise of the options granted to Mr. Spitzer pursuant to the Employees' Stock Option Plan which have already vested.

(16) Includes 90,000 shares issuable upon exercise of the options granted to Mr. White pursuant to the Employees' Stock Option Plan which have already vested. Also includes 504 shares owned directly by his children.

(17) Includes 245,250 shares issuable upon exercise of options granted pursuant to the Directors' Stock Option Plan, 56,250 shares issuable upon exercise of options granted to Mr. Sculley and 1,051,042 shares issuable upon exercise of options granted pursuant to the Employees' Stock Option Plan which have already vested.

SELECTION OF INDEPENDENT ACCOUNTANTS

    The directors of the Company have selected the firm of Arthur Andersen LLP as the auditors of the Company subject to the approval of the stockholders. Arthur Andersen LLP has acted for the Company as auditors since March 1995.

    Before the Audit Committee recommended the appointment of Arthur Andersen LLP, it carefully considered the qualifications of that firm, including their performance during the year and their reputation for integrity and for competence in the fields of accounting and auditing.

    Representatives of Arthur Andersen LLP are expected to be present at the meeting to respond to appropriate questions and to make a statement if they desire to do so.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who may be deemed to own beneficially more than ten percent of the Common Stock of the Company, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Officers, directors and greater than ten percent beneficial owners are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

    Based solely on the Company's review of the copies of such Forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for 1996, the Company believes that all its officers, directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during 1997.

PROXIES

    STOCKHOLDERS HAVE THREE CHOICES ON THE PROXY/VOTING INSTRUCTION CARD (THE "PROXY CARD") WITH RESPECT TO THE ELECTION OF DIRECTORS. BY CHECKING THE BOX ON THE PROXY CARD A STOCKHOLDER MAY: (I) VOTE FOR ALL OF THE DIRECTOR NOMINEES AS A GROUP; (II) WITHHOLD AUTHORITY TO VOTE FOR ALL DIRECTOR NOMINEES AS A GROUP; OR
(III) VOTE FOR ALL DIRECTOR NOMINEES AS A GROUP EXCEPT THOSE NOMINEES IDENTIFIED IN THE APPROPRIATE SPACE. CONCERNING THE PROPOSALS TO AMEND THE EMPLOYEES' STOCK OPTION PLAN AND TO RATIFY THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS, BY CHECKING THE APPROPRIATE BOX ON THE PROXY CARD A STOCKHOLDER MAY: (I) VOTE "FOR" THE ITEM; (II) VOTE "AGAINST" THE ITEM; OR (III) "ABSTAIN" FROM VOTING ON THE ITEM.

    The cost of soliciting proxies will be borne by the Company. The Company expects to solicit proxies solely by mail.

    UPON THE WRITTEN REQUEST OF ANY STOCKHOLDER OF RECORD ON MARCH 20, 1998, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 (EXCLUDING EXHIBITS), AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE SUPPLIED WITHOUT CHARGE. REQUESTS SHOULD BE DIRECTED TO MR. PATRICK G. HEALY, NFO WORLDWIDE, INC., 2 PICKWICK PLAZA, GREENWICH, CONNECTICUT 06830.

VOTE REQUIRED

    To be elected as a director, each nominee must receive the affirmative vote of a plurality of the votes cast by stockholders present in person or represented by proxy and entitled to be voted at the Annual Meeting. An affirmative vote of a majority of the votes cast by stockholders present in person or represented by proxy and entitled to vote at the meeting is required for all other matters including the amendment of the Employee's Stock Option Plan and the ratification of the appointment of Arthur Andersen LLP as independent accountants of the Company for calendar year 1998.

    The vote occurring at the meeting will be overseen by an inspector. The inspector's duties include ascertaining the number of votes outstanding and the voting power of each, determining the number of shares represented at the meeting, counting all votes and ballots, determining and retaining for a reasonable period a record of the disposition of any challenges made to any determination by the inspections, and certifying the determination of the number of shares represented and the outcome of the balloting. The aggregate number of votes cast by all stockholders present in person or represented by proxy and entitled to vote at the meeting will be counted for purposes of determining the minimum number of affirmative votes required for the election of directors, for the amendment of the Employees' Stock Option Plan and for the ratification of appointment of independent accountants. Abstentions and "non-votes" will be counted as present in determining the existence of a quorum. However, an abstention from voting (or withholding authority to vote for directors) will have the same effect as a vote against. "Non-votes" will be considered unvoted and will not have the effect of a vote against. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

1999 STOCKHOLDER PROPOSALS

    To be eligible for inclusion in the Company's proxy statement, stockholder proposals for the 1999 Annual Meeting of Stockholders must be received at the Company's corporate office, NFO Worldwide, Inc. 2 Pickwick Plaza, Greenwich, Connecticut 06830, Attention: Secretary, on or before December 1, 1998.

OTHER BUSINESS

    As of the date of this Proxy Statement, the Board of Directors of the Company is not aware of any matters that will be presented for action at the Annual Meeting other than those described above. Should other business properly be brought before the Annual Meeting, it is intended that the accompanying proxy will be voted thereon in the discretion of the persons named as proxies.

                                  DETACH HERE

                                     PROXY

                              NFO WORLDWIDE, INC.

                2 PICKWICK PLAZA, SUITE 400, GREENWICH, CT 06830

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - MAY 13, 1998 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    The undersigned stockholder of NFO Worldwide, Inc. (the "Company") hereby appoints William E. Lipner and Patrick G. Healy, and each of them, with full power of substitution in each, as proxies to cast all votes, as designated on the reverse side, which the undersigned stockholder is entitled to cast at the 1998 Annual Meeting of Stockholders of the Company to be held on Wednesday, May 13, 1998, at 10:00 a.m., at Hyatt Regency Greenwich located at 1800 East Putnam Avenue, Old Greenwich, Connecticut, and at any adjournments thereof, upon the following matters set forth on the reverse side.


SEE REVERSE                                                          SEE REVERSE
   SIDE            CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE

DETACH HERE

/X/ PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1. "FOR" THE PROPOSAL TO AMEND NFO WORLDWIDE, INC. STOCK OPTION PLAN UNDER PROPOSAL 2. "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTS OF THE COMPANY UNDER PROPOSAL 3. AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTER THAT IS PROPERLY PRESENTED AT THE MEETING.


1. Proposal to elect as directors of the Company the following persons, to hold office for a term of one year expiring at the annual meeting to be held in 1999.

   NOMINEES:  William E. Lipner, Steven J. Gilbert, Walter A. Forbes,
              Edmund A. Hajim and John Sculley.

              / /        FOR         / /   WITHHELD
                         ALL               FROM ALL
                       NOMINEES            NOMINEES


/ /
--------------------------------------------------------------
INSTRUCTIONS: To withhold authority to vote for any individual nominee, please write that nominee(s) name in the space provided above.

                                                                                 FOR        AGAINST        ABSTAIN

2. Proposal to amend the NFO Worldwide, Inc. Stock Option Plan to increase      /  /         /  /            /  /
the number of shares of Common Stock reserved for issuance under the Stock
Option Plan from 2,812,500 shares to 4,677,250 shares.

                                                                                  FOR        AGAINST        ABSTAIN

                                                                                 /  /         /  /            /  /

3. Proposal to ratify the appointment of Arthur Andersen LLP as independent accountants of the company for calendar year 1998.

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    /  /

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Please execute this proxy as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature: ______________ Date: ______ Signature:_______________ Date:______